Exhibit 99.3

Business Description

Grid AI Corp. (“Grid AI” or the “Company”) develops software and services designed to accelerate power availability and optimize energy infrastructure for artificial intelligence (AI) data centers and other large energy users. The Company is currently in the development stage of an AI data center platform. This platform aims to use and optimize distributed energy resources, including battery energy storage systems, on-site generation, and grid interconnections. Currently, there is no revenue generated from this AI data center platform. The Company’s commercial pipeline has recently been re-established and is continuing to develop through consulting-led engagements and targeted business development initiatives. Current discussions are primarily with battery energy storage system (BESS) providers and energy infrastructure participants, including companies such as Mango Power and Nomad Transportable Power Systems. While prior trial deployments, including in Australia, have not yet resulted in significant commercial revenue, these efforts have informed management’s strategy to focus on lower-friction, near-term opportunities that can be pursued with limited incremental cost. Market conditions vary significantly by geography, and the Company is prioritizing regions and use cases where its platform can be more readily adopted.The Company does not have any major customers at the present time and in the future aims to primarily serve AI data center developers, hyperscalers (large-scale cloud service providers that operate extensive computing, storage, and networking infrastructure to support enterprise applications and AI workloads), and energy infrastructure developers in North America and Australia.

Notwithstanding the early-stage nature of commercialization, the Company continues to prioritize development of its data center energy orchestration platform, which remains its core strategic focus and is expected to serve as the foundation for future revenue generation.

GridAI is a wholly owned subsidiary of GridAI Technologies, Inc.

Legacy Technologies

Prior to GridAI’s acquisition of AMP X UK Holdings (“AMP X”) in February 2025, AMP X had developed and operated two principal technology platforms focused on residential and distributed energy management: DLS developed technology and ALICE Home Energy Management Systems (HEMS). While the Company currently supports these technologies, there is very minimal revenue and the Company’s current focus is on data centers. DLS (Dynamic Load Shaping) is the Company’s front-of-meter optimization platform designed to manage and optimize large-scale distributed energy resources, such as utility-scale battery energy storage systems and solar arrays, by determining when to charge, hold, or discharge energy based on market and grid conditions.

ALICE is the Company’s home energy management system (HEMS) platform, which enables residential users to optimize energy usage across devices such as batteries, solar systems, and household appliances through data-driven orchestration.

While historical deployments and trial activity, including in Australia, have not yet resulted in significant commercial revenue, management believes these efforts have provided valuable operational insight and market feedback that inform the Company’s current strategy. The Company is actively evaluating lower-friction, near-term commercial opportunities related to these technologies, which may be pursued on a limited, low-cost basis as part of its broader development efforts.

Management has not assumed that all previously contemplated pipeline opportunities related to these legacy platforms will be realized; however, based on current market dynamics and increasing demand for energy optimization solutions, management believes it is reasonable that certain opportunities, including those that may be delayed, could be achieved. Accordingly, management continues to monitor the commercial viability of these platforms and incorporate such assessments into its broader strategic planning and impairment analyses.

Strategic Pivot and Operational Restructuring

Following its acquisition of Amp X, Grid AI assessed the commercial viability of the above platform offerings, in particular the potential for ALICE. This assessment was informed through discussions with potential customers, investors active in the sector (including venture capital and private equity firms), and executives of adjacent companies and competitors, as well as feedback from trial deployments. Based on this outreach and market feedback, management determined that, while customers recognized the technical capabilities of the platform, many were unwilling to replace existing deployed systems that were viewed as sufficiently effective.The Company is currently re-evaluating these opportunities across different geographic markets, including the United States, United Kingdom, and Australia, where market conditions, customer needs, and adoption dynamics may differ from prior deployments.

Following the above assessment, management initiated a strategic pivot in 2025:

•	Reduced headcount to lower cash burn
•	Scaled back DLS and Alice to minimum support levels
•	Focused on new technology in a fundamentally new market: energy orchestration for hyperscale AI data center campuses

This pivot represents a significant shift in both market focus and technological architecture.

AI Data Center Developed Technology

Following GridAI’s acquisition of AMP X in February 2025, Grid AI commenced development of a new technology platform focused on AI-optimized energy orchestration for large-scale data center campuses.

The Company plans to generate revenue from its AI data center platform through:

• Base platform fees for operational visibility and orchestration
• Performance-based fees tied to power cost optimization

The platform is designed to deliver AI-optimized infrastructure by integrating data center operations with advanced energy systems. Core functionality includes data integration across site-level assets (including engines, battery systems, substations, and building systems), real-time monitoring through a centralized “single pane of glass” dashboard, historical data access, and reporting capabilities.

The platform also incorporates a proprietary digital twin model of each site, enabling simulation of energy usage, asset behavior, and grid interactions under various scenarios. This is supported by forecasting models for load, generation, and market conditions, which inform optimization decisions.

Based on management’s experience to date, including discussions with data center operators, energy infrastructure participants, and industry consultants, the Company has not identified a direct competitor offering an equivalent fully integrated solution combining data center orchestration and energy optimization at scale; however, the Company operates in a broader competitive landscape that includes partial or adjacent solutions.

In addition, the platform includes a co-optimization engine that participates in energy markets (including day-ahead, real-time, and reserve markets, where applicable) while prioritizing uninterrupted data center operations. An orchestration control layer ensures that energy assets operate in accordance with both market commitments and the operational requirements of the data center.

Target customers include enterprise and government entities operating large data center campuses.

Based on current projections:

• A majority of the Company’s projected 2026 revenues are expected to be derived from the AI data center technology.

• The contribution from this platform is expected to increase substantially in subsequent years.

The Company markets its legacy technologies and intends to pursue commercial deployment of its AI data center platform through direct sales and strategic partnerships with energy developers, system integrators, engineering firms, and other industry participants. The Company has commenced early-stage development activities related to its data center orchestration platform in connection with a potential future deployment at a customer site. As of the date of this Current Report on Form 8-K, the platform has not yet been commercially deployed. Initial development and integration activities are ongoing, and any future commercial deployment will depend on the progress of customer projects, including construction and operational readiness milestones, as well as the availability of customer funding.

Competition

The Company operates in a competitive and rapidly evolving market that includes energy management software providers, virtual power plant (“VPP”) platforms, battery system integrators, utilities, engineering firms, and in-house customer-developed solutions. The Company also competes with emerging technology providers focused on distributed energy resource optimization and artificial intelligence-driven grid management.

Competition is driven by several factors, including software functionality, scalability, interoperability with third-party hardware and market platforms, speed of deployment, regulatory expertise, customer relationships, and pricing. The Company’s solutions must integrate with a wide range of third-party systems, including batteries, control systems, and energy market infrastructure, which are often not standardized and may change over time.

The markets in which the Company operates are highly competitive and include both established industry participants with significant financial, technical, and commercial resources, as well as new entrants seeking to capitalize on the growth of distributed energy and AI-driven energy optimization. Some competitors offer vertically integrated solutions, including hardware, software, and energy services, while others provide point solutions that compete with specific components of the Company’s platform.

The Company’s ability to compete successfully depends on its ability to continue to innovate, expand its platform capabilities, maintain reliable system performance, and effectively execute its go-to-market strategy. The Company also competes based on its ability to convert pilot programs and non-binding arrangements into long-term commercial contracts, scale deployments across multiple jurisdictions, and adapt to evolving regulatory frameworks and market rules.

In addition, customers may elect to develop in-house energy management systems or partner with alternative providers, which may reduce demand for the Company’s solutions. As a result, the Company may face pricing pressure, longer sales cycles, and increased customer acquisition costs. If the Company is unable to compete effectively, it may lose market share, which could adversely affect its business, operating results, and financial condition.

Sources and Availability of Raw Materials

The Company’s business is primarily software-based and does not rely on raw materials. Customer deployments may depend on third-party equipment and services, including battery systems, generation assets, and grid infrastructure.

Dependence on Major Customers

The Company is in an early stage of commercialization and expects that a limited number of customers may account for a significant portion of revenue in the near term. Amp Z is a current customer with whom the Company has been engaged in ongoing collaboration since October 1, 2025; however, as of the date of this report, the parties remain under a letter of intent and have not yet finalized a definitive commercial agreement. The Company has not generated material revenue from Amp Z to date. Accordingly, the Company does not have any major customers at the present time.

Patents, Trademarks, and Agreements

The Company relies on proprietary software, trade secrets, trademarks, and contractual protections. The Company does not currently rely on material labor agreements.

Government Approvals

The Company’s software platform itself generally does not require direct government approvals to operate. However, the Company’s solutions are deployed within regulated energy markets and are therefore indirectly subject to a range of federal, state, and local regulatory requirements.

Customer deployments may require regulatory approvals, permits, interconnection agreements, and market participation approvals, which are typically obtained by customers, utilities, or project partners. These approvals may relate to grid interconnection, participation in wholesale electricity markets, local permitting, and compliance with applicable energy regulations.

The Company’s platform is designed to operate within complex and evolving regulatory frameworks, including those governing distributed energy resources, virtual power plants, and wholesale market participation. Changes in laws, regulations, market rules, or regulatory interpretations could impact the ability of customers to deploy the Company’s solutions, participate in energy markets, or realize the expected economic benefits of the platform.

In addition, the Company relies on integrations with third-party systems and market operators, including utilities, grid operators, and energy market platforms, which are themselves subject to regulatory oversight. Delays in obtaining required approvals, changes in regulatory requirements, or limitations imposed by regulators or market operators could adversely affect the Company’s business, operating results, and financial condition.

Effect of Government Regulation

The Company operates in regulated energy markets. Regulatory changes affecting energy storage, distributed energy resources, interconnection, or energy markets could impact the Company’s business.

Environmental Compliance

The Company’s operations are primarily software-based and are not expected to incur material environmental compliance costs. Customer projects may be subject to environmental regulations that could affect project timing.

Employees

As of April 13, 2026, the Company had 18 full-time employees.

Risks Related to Our Business and Industry

Our limited operating history makes evaluating our business and prospects difficult.

Prior to GridAI’s acquisition of AMP X UK Holdings (“AMP X”) in February 2025, AMP X had developed and operated two principal technology platforms focused on residential and distributed energy management: DLS developed technology and ALICE Home Energy Management Systems (HEMS). While the Company currently supports these technologies, there is very minimal revenue and the Company’s current focus is on data centers. While we are looking to develop a data center platform, we have a limited history operating our business at its current scale and under our current strategy, and therefore a limited history upon which you can base an investment decision.

Further, the company’s ability to execute its business plan depends on successfully completing customer deployments, integrating with third-party hardware and software systems, and scaling its platform and personnel. Delays in implementation, customer adoption, or integration with external systems could adversely affect operating results. Our operating results may fluctuate significantly, which could make our future results difficult to predict and could cause our operating results to fall below expectations.

The distributed generation industry is emerging and our distributed generation offerings may not receive widespread market acceptance.

The implementation and use of distributed generation at scale is still not widespread, and we cannot be sure that any potential customers will accept our services and solutions broadly. Enterprises may be unwilling to adopt our offerings over traditional or competing power sources for any number of reasons, including the perception that our technology is unproven, lack of confidence in our business model, unavailability of back-up service providers to operate and maintain the energy storage systems, and lack of awareness of our related products and services. Because this is an emerging industry, broad acceptance of our products and services is subject to a high level of uncertainty and risk. If the market develops more slowly than we anticipate, our business may be adversely affected.

If renewable energy technologies are not suitable for widespread adoption, or if sufficient demand for our software-enabled services does not develop or takes longer to develop than we anticipate, we may not be able to generate sufficient revenue or revenue at all to be financially successful.

The market for renewable, distributed energy generation is emerging and rapidly evolving, and its future success is uncertain. If renewable energy generation proves unsuitable for widespread commercial deployment or if demand for our renewable energy products and services fails to develop sufficiently, our revenue, market share and profitability would be adversely impacted.

Many factors may influence the widespread adoption of renewable energy generation and demand for our products and services, including, but not limited to the cost-effectiveness of renewable energy technologies as compared with conventional and competitive technologies, the performance and reliability of renewable energy products as compared with conventional and non-renewable products, fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources, increases or decreases in the prices of oil, coal and natural gas, continued deregulation of the electric power industry and broader energy industry, and the availability or effectiveness of government subsidies and incentives. You should consider our prospects in light of the risks and uncertainties emerging companies encounter when introducing new products and services into a nascent industry.

Our market estimates and assumptions may prove inaccurate.

While we anticipate being able to generate revenue and garnering customers, market estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. Even if the markets in which we compete meet our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all. The assumptions relating to our market opportunities include, but are not limited to (i) general declines in the cost of renewable energy generation assets; (ii) growing deployment of renewable energy assets and energy storage systems; and (iii) continued complexity of the electrical grid and resulting demand for stability and resiliency. Our expected market opportunities are also based on the assumption that our existing and future offerings will be more attractive to our customers and potential customers than competing products and services. If these assumptions prove inaccurate, our business, financial condition and results of operations could be adversely affected.

We expect to face significant competition in our industry.

We expect to face significant competition in our industry and market. The Company operates in a competitive and rapidly evolving market that includes energy management software providers, virtual power plant (“VPP”) platforms, battery system integrators, utilities, engineering firms, and in-house customer-developed solutions. The Company also competes with emerging technology providers focused on distributed energy resource optimization and artificial intelligence-driven grid management.

Competition is driven by several factors, including software functionality, scalability, interoperability with third-party hardware and market platforms, speed of deployment, regulatory expertise, customer relationships, and pricing. The Company’s solutions must integrate with a wide range of third-party systems, including batteries, control systems, and energy market infrastructure, which are often not standardized and may change over time.

The markets in which the Company operates are highly competitive and include both established industry participants with significant financial, technical, and commercial resources, as well as new entrants seeking to capitalize on the growth of distributed energy and AI-driven energy optimization. Some competitors offer vertically integrated solutions, including hardware, software, and energy services, while others provide point solutions that compete with specific components of the Company’s platform.

The Company’s ability to compete successfully depends on its ability to continue to innovate, expand its platform capabilities, maintain reliable system performance, and effectively execute its go-to-market strategy. The Company also competes based on its ability to convert pilot programs and non-binding arrangements into long-term commercial contracts, scale deployments across multiple jurisdictions, and adapt to evolving regulatory frameworks and market rules.

We cannot assure that we will be able to compete successfully with other players in the market. In such event, our business may be negatively impacted.

We plan to use artificial intelligence in our business, and challenges with properly managing its use could result in harm to our brand, reputation, business or customers, and adversely affect our results of operations.

We plan to use AI-enabled software and services offerings and incorporating AI in internal tools that support our business. This emerging technology presents a number of risks inherent in its use. AI algorithms are based on machine learning and predictive analytics, which can create accuracy issues, unintended biases, and discriminatory outcomes that could harm our brand, reputation, business, or customers. Additionally, no assurance can be made that the usage of AI will assist us in being more efficient or offset the costs of its implementation. Further, dependence on AI to make certain business decisions may introduce additional operational vulnerabilities by producing inaccurate outcomes, recommendations, or other suggestions based on flaws in the underlying data or other unintended results. Our competitors or other third parties may incorporate AI into their business, services, and products more rapidly or more successfully than us, which could hinder our ability to compete effectively and adversely affect our results of operations. Implementing the use of AI successfully, ethically and as intended, will require significant resources. In addition, the use of AI may increase regulatory, cybersecurity, and data privacy risks, such as intended, unintended, or inadvertent transmission of proprietary or sensitive information. The technologies underlying AI and their use cases are rapidly developing, and it is not possible to predict all of the legal, operational or technological risks related to the use of AI. Our obligation to comply with emerging AI initiatives, laws, and regulations, including under proposed or enacted legislation regulating AI in jurisdictions such as the U.S. and European Union, could entail significant costs, negatively affect our business, or limit our ability to incorporate certain AI capabilities into our business.

Our future growth will depend on developing and commercializing our AI data center platform.

Following GridAI’s acquisition of AMP X in February 2025, Grid AI commenced development of a new technology platform focused on AI-optimized energy orchestration for large-scale data center campuses. However, as of today, this platform is still in an early stage of commercialization and has not been deployed. We cannot assure that this platform will ever be successfully deployed. In such event, our business may be unable to achieve anticipated financial growth.

Furthermore, we may also introduce new technologies or products that do not work in the future, are not delivered on a timely basis, are not developed according to product and/or cost specifications, or are not well received by customers. There may be fewer opportunities than we expect due to a decline in business or economic conditions or a decreased demand in these markets or for our new products from our expectations, our inability to successfully execute our sales and marketing plans, or for other reasons. In addition to our current growth opportunities, our future growth may be reliant on our ability to identify and develop potential new growth opportunities. This process is inherently risky and may result in investments in time and resources for which we do not achieve any return or value. These risks are enhanced by attempting to introduce multiple breakthrough technologies and products simultaneously.

Our growth opportunities and those opportunities we may pursue are subject to rapidly changing and evolving technologies and industry standards, and may be replaced by new technology concepts or platforms. If we do not develop innovative and reliable product offerings and enhancements in a cost-effective and timely manner that are attractive to customers in these markets; if we are otherwise unsuccessful in competing in these new product categories; if the new product categories in which we invest our limited resources do not emerge as expected or do not produce the growth or profitability we expect, or when we expect it, or if we do not correctly anticipate changes and evolutions in technology and platforms, our business and results of operations may be adversely affected.

Risks Relating to Our Operations

Our business strategy may not achieve anticipated benefits. Our failure to do so could adversely affect our business, financial condition, and results of operations.

The Company plans to generate revenue from its AI data center platform through base platform fees for operational visibility and orchestration and performance-based fees tied to power cost optimization. Target customers include enterprise and government entities operating large data center campuses.

The Company has initiated development of its data center orchestration platform in connection with a potential future deployment at a customer site. Initial development and integration activities are underway. As of the date of this report, the platform has not yet been commercially deployed.

Any future commercial deployment is expected to occur as customer projects progress through construction and operational readiness milestones. The timing and extent of such deployment will depend on a number of factors, including project development timelines and the availability of customer funding. There can be no assurance that the platform will be successfully commercialized. Customer acceptance of our software and service offerings is critical to our future success. We cannot assure that customers will be attracted to our platform and software solutions. If market demand for the types of AI-driven energy software and services we are developing and will seek to develop in the future does not grow as anticipated, or if competitors offer more attractive products, our revenue growth and market position could be adversely affected. As with all software offerings, there is also a risk that our solutions could be vulnerable to cybersecurity threats or contain errors, bugs, or other issues affecting their functionality, which could negatively affect customer satisfaction and adoption.

In addition, continuing to execute on the new strategy requires investment in new capabilities and resources, particularly in software development, data management, and AI. We may face challenges in recruiting, retaining, and training employees who have the necessary skill sets to support our new business model. A failure to build or acquire these capabilities in a timely manner could delay the successful execution of the strategy and weaken our competitive position.

We currently have no major customers.

We have no major customers. Even if we acquire customers in the future, the loss of any one of our significant customers, their inability to perform under their contracts, their termination or failure to renew their contracts with us, or their default in payment could cause our revenue and our working capital to decline materially. We cannot assure that we will be successful in acquiring or retaining customers in the future. In such event, we may be unable to generate revenue, and our business, results of operations and financial condition could be materially and adversely affected.

If we are unable to attract and retain key employees and hire qualified management, technical, engineering and sales personnel, our ability to compete and successfully grow our business could be adversely affected.

We believe that our success and our ability to reach our strategic objectives are highly dependent on the contributions of our key management, technical, engineering, and finance personnel. Key leaders include Marshall Chapin, Mike Krastev and Vaclav Moulis. Executive leadership and senior management transitions, reductions in workforce and employee turnover can be time-consuming, difficult to manage, create instability, cause disruption to our business and result in the loss of institutional knowledge. Any of these outcomes could impede the execution of our day-to-day operations and our ability to fully implement our business strategy. These effects could also make it more difficult to attract and retain talent. The failure to successfully hire and retain key executives and employees or the further loss of any key executives, senior management or employees could have a significant impact on our operations, including declining product identity and competitive differentiation, eroding employee morale and productivity or an inability to maintain internal controls, regulatory or other compliance related requirements, any and all of which could in turn adversely impact our business, financial condition, and results of operations.

In addition, our ability to manage our growth effectively, including our ability to expand our market presence, is impacted by our ability to successfully retain our management team, and hire and train new personnel. Our success in hiring, attracting and retaining senior management and other experienced and highly skilled employees will depend in part on our ability to provide competitive compensation packages and a high-quality work environment and maintain a desirable corporate culture. To help attract, retain, and motivate qualified employees, we use stock-based awards, such as restricted stock units and performance-based cash incentive awards, and in the case of our executive officers, we also use performance stock units. Further sustained declines in our stock price, or lower stock price performance relative to our competitors, can further reduce the retention value of our stock-based awards. We may not be able to attract, integrate, train, motivate or retain current or additional highly qualified personnel, and our failure to do so could adversely affect our business, financial condition and operating results.

Furthermore, there is continued and increasing competition for talented individuals in our field. In addition to longstanding competition for highly skilled and technical personnel, we face increased competitive pressures and employee cost inflation in tighter labor markets. Industry competition and cross-industry labor market pressures may negatively affect our ability to attract and retain our executive officers and other key technology, sales, marketing and support personnel and drive increases in our employee costs, both of which could adversely affect our business, financial condition and results of operations.

Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and adversely affect our financial results.

Our customers depend on our support organization to resolve any technical issues relating to our hardware and software-enabled services. In addition, our sales process is highly dependent on the quality of our software and service offerings, on our business reputation and on strong recommendations from our existing customers. Any failure to maintain high-quality and highly-responsive technical support, or a market perception that we do not maintain high-quality and highly-responsive support, could adversely affect our reputation, our ability to sell our products to existing and prospective customers, and our business, financial condition and results of operations.

We offer technical support services with our software and service offerings and may be unable to respond quickly enough to accommodate short-term increases in demand for support services, particularly as we increase the size of our customer base. We also may be unable to modify the format of our support services to compete with changes in support services provided by competitors. It is difficult to predict demand for technical support services and if demand increases significantly, we may be unable to provide satisfactory support services to our customers. Additionally, increased demand for these services, without corresponding revenue, could increase costs and adversely affect our business, financial condition and results of operations.

Severe weather events, including the effects of climate change, are inherently unpredictable and may have a material adverse effect on our financial results and financial condition.

Our business, including our customers and suppliers, may be exposed to severe weather events and natural disasters, such as tornadoes, tsunamis, tropical storms (including hurricanes), earthquakes, windstorms, hailstorms, severe thunderstorms, flooding, wildfires and other fires, extreme heatwaves, drought and power shut-offs causing, among other things, disruptions to our supply chain or utility interconnections and/or damage to energy storage systems installed at our customers’ sites. Such damage or disruptions may prevent us from being able to satisfy our contractual obligations or may reduce demand from our customers for our energy storage systems causing our operating results to vary significantly from one period to the next. We may incur losses in our business in excess of: (1) those experienced in prior years, (2) the average expected level used in pricing, or (3) current insurance coverage limits.

The incidence and severity of severe weather conditions and other natural disasters are inherently unpredictable. Climate change is projected to affect the occurrence of certain natural events, such as an increase in the frequency or severity of wind and thunderstorm events, and tornado or hailstorm events due to increased convection in the atmosphere; more frequent wildfires and subsequent landslides in certain geographies; higher incidence of deluge flooding; and the potential for an increase in severity of the hurricane events due to higher sea surface temperatures. Changing market dynamics, global policy developments and the increasing frequency and impact of extreme weather events on critical infrastructure in the U.S. and elsewhere as a result of climate change have the potential to disrupt our business, the business of our suppliers and the business of our customers, and may cause us to experience higher attrition, losses and additional costs to maintain or resume operations. Additionally, climate change and the occurrence of severe weather events may adversely impact the demand, price, and availability of insurance. Due to significant variability associated with future changing climate conditions, we are unable to predict the impact climate change will have on our business.

Increased scrutiny from stakeholders and regulators regarding sustainability practices and disclosures, including those related to sustainability, and disclosure could result in additional costs and adversely impact our business and reputation.

Companies across all industries are facing increased scrutiny regarding their sustainability practices and disclosures and some institutional and individual investors are using sustainability screening criteria in making investment decisions. Our disclosures on these matters or a failure to satisfy evolving stakeholder expectations for sustainability practices and reporting, which may conflict with one another, may potentially harm our reputation and impact employee retention, customer relationships and access to capital. For example, certain market participants use third-party benchmarks or scores to measure a company’s sustainability practices in making investment decisions and customers and supplies may evaluate our sustainability practices or require that we adopt certain sustainability policies as a condition of awarding contracts. In addition, our failure or perceived failure to pursue or fulfill our goals, targets and objectives or to satisfy various reporting standards within the timelines we announce, or at all, could expose us to government enforcement actions and private litigation. Furthermore, complying or failing to comply with existing or future federal, state, local, and foreign legislation and regulations applicable to our sustainability efforts, which may conflict with one another, could cause us to incur additional compliance and operational costs, suffer reputational harm or to become the target of litigation, investigations or other proceedings initiated by government authorities or private actors, which could materially and adversely affect our business, financial condition and results of operations.

Our ability to achieve any goal or objective, including with respect to environmental and diversity initiatives and compliance with sustainability reporting standards, is subject to numerous risks, many of which are outside of our control. Examples of such risks include the availability and cost of technologies and products that meet sustainability and ethical supply chain standards, evolving regulatory requirements affecting sustainability standards or disclosures, our ability to recruit, develop and retain diverse talent in our labor markets, and our ability to develop reporting processes and controls that comply with evolving standards for identifying, measuring and reporting sustainability metrics. Methodologies for reporting sustainability data may be updated and previously reported sustainability data may be adjusted to reflect improvement in availability and quality of third-party data, changes in assumptions, changes in the nature and scope of our operations and other changes in circumstances. Our processes and controls for reporting sustainability matters across our operations and supply chain are evolving along with multiple disparate standards for identifying, measuring, and reporting sustainability metrics, including sustainability-related disclosures that may be required by the SEC, European and other regulators, and such standards may change over time, which could result in significant revisions to our current goals, reported progress in achieving such goals, or ability to achieve such goals in the future. As sustainability best-practices, reporting standards and disclosure requirements continue to develop, we may incur increasing costs related to sustainability monitoring and reporting.

A failure of our information technology (“IT”) and data security infrastructure could adversely affect our business and operations.

The efficient operation of our business depends on our IT systems. We rely upon the capacity, reliability and security of our IT and data security infrastructure and our ability to effectively manage our business data, accounting, financial, legal and compliance functions, communications, supply chain, order entry and fulfillment, and expand and routinely update this infrastructure in response to the changing needs of our business. Our existing IT systems and any new IT systems we utilize may not perform as expected. If we experience a problem with the functioning of an important IT system or a security breach of our IT systems, including during system upgrades or new system implementations, the resulting disruptions could adversely affect our business.

Despite our implementation of reasonable security measures, our IT systems, like those of other companies, are vulnerable to damages from computer viruses, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, human error, unauthorized access, physical or electronic security breaches, cyber-attacks (including malicious and destructive code, phishing attacks, ransomware, and denial of service attacks), and other similar disruptions. Such attacks or security breaches may be perpetrated by bad actors internally or externally (including computer hackers, persons involved with organized crime, or foreign state or foreign state-supported actors). Cybersecurity threat actors employ a wide variety of methods and techniques that are constantly evolving, increasingly sophisticated, and difficult to detect and successfully defend against. Moreover, we may not have the current capability to detect certain vulnerabilities, which may allow those vulnerabilities to persist in our systems over long periods of time. Additionally, it may take considerable time for us to investigate and evaluate the full impact of incidents, particularly for sophisticated attacks. These factors may inhibit our ability to provide prompt, full and reliable information about the incident to our customers, partners, regulators, and the public. Geopolitical tensions or conflicts, such as Russia’s invasion of Ukraine, may further heighten the risk of cyber-attacks. The emergence and maturation of AI capabilities may also lead to new and/or more sophisticated methods of attack, including fraud that relies upon “deep fake” impersonation technology or other forms of generative automation that may scale up the efficiency or effectiveness of cyber-attacks. We have experienced such incidents in the past, and any future incidents could expose us to claims, litigation, regulatory or other governmental investigations, administrative fines and potential liability. Any system failure, accident or security breach could result in disruptions to our operations. A material network breach in the security of our or our service providers’ IT systems could include the theft of our trade secrets, customer information, human resources information or other confidential data, including but not limited to personally identifiable information. Although past incidents have not had a material adverse effect on our business operations or financial performance, to the extent that any disruptions or security breach results in a loss or damage to our data, or an inappropriate disclosure of confidential, proprietary or customer information, it could cause significant damage to our reputation, affect our relationships with our customers and strategic partners, lead to claims against us from governments and private plaintiffs, and otherwise adversely affect our business. We cannot guarantee that future cyberattacks, if successful, will not have a material effect on our business or financial results.

Many governments have enacted laws requiring companies to provide notice of cyber incidents involving certain types of data, including personal data. If an actual or perceived cybersecurity breach of security measures, unauthorized access to our system or the systems of the third-party vendors that we rely upon, or any other cybersecurity threat occurs, we may incur liability, costs, or damages, contract termination, our reputation may be compromised, our ability to attract new customers could be negatively affected, and our business, financial condition, and results of operations could be materially and adversely affected. Any compromise of our security could also result in a violation of applicable domestic and foreign security, privacy or data protection, consumer and other laws, regulatory or other governmental investigations, enforcement actions, and legal and financial exposure, including potential contractual liability. In addition, we may be required to incur significant costs to protect against and remediate damage caused by these disruptions or security breaches in the future. Further, our contracts may not fully protect us from liabilities, damages, or claims and, although we carry cyber insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. In addition, any data breach, security incident, or compromise of protected personal information may also result in notification requirements or other disclosure obligations and may subject us to civil fines and penalties, litigation, regulatory investigations or enforcement actions or claims for damages under applicable privacy laws.

Our failure to adequately secure, protect and enforce our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

The Company’s intellectual property is primarily software-based and may be inherently difficult to protect, as patents and formal protections in this area can be limited and enforcement may be uncertain. The Company relies in part on trade secrets, proprietary know-how, and contractual protections, which may be vulnerable to unauthorized use, employee misappropriation, or other forms of intellectual property theft. In addition, litigation to enforce intellectual property rights is often complex, time-consuming, and costly, and there can be no assurance that the Company will be successful in protecting its intellectual property.

Monitoring unauthorized use of proprietary technology can be difficult and expensive. For example, many of our software developers reside in California and we cannot legally prevent them from working for a competitor.

Also, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. Such litigation may result in our intellectual property rights being challenged, limited in scope or declared invalid or unenforceable. We cannot be certain that the outcome of any litigation will be in our favor, and an adverse determination in any such litigation could impair our intellectual property rights and may adversely affect our business, prospects and reputation.

We rely primarily on patent, trade secret and trademark laws, and non-disclosure, confidentiality, and other types of contractual restrictions to establish, maintain, and enforce our intellectual property and proprietary rights. However, our rights under these laws and agreements afford us only limited protection and the actions we take to establish, maintain, and enforce our intellectual property rights may not be adequate. For example, our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties, our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed, or misappropriated or our intellectual property rights may not be sufficient to provide us with a competitive advantage, any of which could have a material adverse effect on our business, financial condition and results of operations. Additionally, we rely on our brand names, trade names and trademarks to distinguish our products and services. In the event that our trademarks are successfully challenged and we lose rights to use those trademarks, we could be forced to rebrand our products and services, which could result in the loss of goodwill and brand recognition. In addition, the laws of some countries do not protect proprietary rights as fully as do the laws of the U.S. As a result, we may not be able to protect our proprietary rights adequately abroad.

We may face claims that our use of such technology or components infringes or otherwise violates the rights of others, which would subject us to the risks described above. We may seek indemnification from our licensors or suppliers under our contracts with them, but our rights to indemnification or our suppliers’ resources may be unavailable or insufficient to cover our costs and losses.

Regulatory Risks

Negative attitudes toward renewable energy projects from the U.S. government, other lawmakers and regulators, and activists could adversely affect our business, financial condition and results of operations.

Parties with an interest in other energy sources, including lawmakers, regulators, policymakers, environmental and advocacy organizations or other activists may invest significant time and money in efforts to delay, repeal or otherwise negatively influence laws, regulations and programs that promote renewable energy. Many of these parties have substantially greater resources and influence than we have. Further, changes in U.S. federal, state or local political, social or economic conditions, including changes in U.S. Presidential administrations or deprioritization of these laws, programs and regulations, could result in their modification, delayed adoption or repeal. Any failure to adopt, delay in implementing, expiration, repeal or modification of these programs and regulations, or the adoption of any programs or regulations that encourage the use of other energy sources over renewable energy, could adversely affect our business, financial condition and results of operations.

The installation and operation of our energy storage systems are subject to environmental laws and regulations in various jurisdictions, and there is uncertainty with respect to the interpretation of certain environmental laws and regulations to our energy storage systems, especially as these regulations evolve over time.

We are subject to national, state and local environmental laws and regulations, as well as environmental laws in those foreign jurisdictions in which we operate. Environmental laws and regulations can be complex and are evolving. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines and penalties. We are committed to compliance with applicable environmental laws and regulations, including health and safety standards, and we routinely review the operation of our energy storage systems for health, safety and compliance. Our energy storage systems, like other battery technology-based products of which we are aware, produce small amounts of hazardous wastes and air pollutants, and we seek to handle these materials in accordance with applicable regulatory standards.

Maintaining compliance with laws and regulations can be challenging given the changing patchwork of environmental laws and regulations that prevail at the U.S. federal, state, regional and local levels and in foreign countries in which we operate. Most existing environmental laws and regulations preceded the introduction of battery technology and were adopted to apply to technologies existing at the time, namely large, coal, oil or gas-fired power plants. Currently, there is generally little guidance from these agencies on how certain environmental laws and regulations may, or may not, be applied to our technology.

In many instances, our technology is moving faster than the development of applicable regulatory frameworks. It is possible that regulators could delay or prevent us from conducting our business in some way pending agreement on, and compliance with, shifting regulatory requirements. Such actions could delay the sale to and installation by customers of energy storage systems, require their modification or replacement, result in fines, or trigger claims of performance warranties and defaults under customer contracts that could require us to refund hardware or service contract payments, any of which could adversely affect our business, financial performance and reputation.

Changes in the U.S. trade environment, including the imposition of import tariffs, could adversely affect the amount or timing of our revenues, results of operations or cash flows.

The United States has imposed significant new tariffs on nearly all products and components imported into the United States and could propose additional tariffs or increases to those already in place. Escalating trade tensions, particularly between the United States and China, have led to increased tariffs and trade restrictions, including tariffs applicable to certain materials and components for products used in storage or solar energy projects and the renewable energy market more broadly, such as module supply and availability. More specifically, in March 2018, the United States imposed a 25% tariff on steel imports and a 10% tariff on aluminum imports pursuant to Section 232 of the Trade Expansion Act of 1962 and has imposed additional tariffs on steel and aluminum imports pursuant to Section 301 of the Trade Act of 1974. In February 2025, the United States expanded the Section 232 tariffs on steel and aluminum, raising them to 25% on both metals and eliminating previously available country-level and importer-specific exclusions and exemptions. In June 2025, Section 232 tariffs on steel and aluminum were further increased to 50%, and the scope was broadened to cover the steel and aluminum content of a wider range of derivative products. To the extent we source products that contain overseas supplies of steel and aluminum, these tariffs and any additional or increased tariffs could result in interruptions in the supply chain and negatively affect costs and our gross margins.

Additionally, in January 2018, the United States adopted a tariff on imported solar modules and cells pursuant to Section 201 of the Trade Act of 1974. The tariff was initially set at 30%, with a gradual reduction over four years to 15%. In 2022, the United States extended the Section 201 solar tariffs for an additional four years, which declined to a rate of 14% in 2025. The Section 201 solar tariffs expired on February 7, 2026. While this tariff did not apply directly to the components we import, it may have indirectly affected us by affecting the financial viability of solar energy projects, which could in turn reduce demand for our products. Furthermore, in July 2018, the United States adopted a 10% tariff on a long list of products imported from China under Section 301 of the Trade Act of 1974, including, inverters and power optimizers, which became effective on September 24, 2018 and has been increased several times since then. In June 2019, the Office of the U.S. Trade Representative increased the rate of such tariffs from 10% to 25%. In September 2024, Section 301 tariffs on Chinese solar cells and modules were increased from 25% to 50%, and in January 2025, new 50% Section 301 tariffs took effect on Chinese polysilicon and solar wafers. The Section 301 tariff on lithium-ion non-electric vehicle batteries from China, including those used in energy storage systems, increased from 7.5% to 25% effective January 1, 2026. While these tariffs are not directly applicable to our products, they could negatively affect the solar energy projects in which our products are used, which could lead to decreased demand for our products. In 2025, the United States broadly imposed additional 10% tariffs on Chinese goods under the International Emergency Economic Powers Act of 1977.

In addition, the United States currently imposes antidumping and countervailing duties on certain imported crystalline silicon photovoltaic (“PV”) cells and modules from China and Taiwan. Such antidumping and countervailing duties can change over time pursuant to annual reviews conducted by the U.S. Department of Commerce (“USDOC”), and an increase in duty rates could have an adverse impact on our operating results.

In February 2022, Auxin Solar Inc., a U.S. producer of crystalline silicon PV products, petitioned the USDOC to investigate alleged circumvention of antidumping and countervailing duties on crystalline silicon PV cell and module imports assembled and completed in Cambodia, Malaysia, Thailand, and Vietnam. In August 2023, USDOC issued a final determination that certain Chinese producers are circumventing antidumping and countervailing duties by shipping crystalline silicon PV cells and modules through Cambodia, Malaysia, Thailand, and Vietnam for minor processing. However, that two-year moratorium has since expired. In 2024, USDOC initiated a second solar antidumping and countervailing duties case involving these same four countries, and final antidumping and countervailing duties orders were issued in June 2025. Also in 2025, the United States also initiated an antidumping and countervailing duties case for Chinese anode material, which could affect battery prices, and USDOC initiated antidumping and countervailing duties investigations into imports of solar cell and modules from India, Indonesia, and Laos. The timing and progress of many of our customers’ projects depend upon the supply of batteries, PV cells and modules. As a result, the imposition and collection of antidumping and countervailing duties, the expanded scope of antidumping and countervailing duties investigations to additional countries and battery materials, and the stacking of multiple tariff authorities on such products, it could adversely affect our business, financial condition and results of operations.

Tariffs, and the possibility of additional or increased tariffs in the future, have created uncertainty in the industry, particularly in light of the recent change in U.S. Presidential administration. This has resulted in, and may continue to result in, some project delays. If the price of solar systems or energy storage systems in the United States increases, the use of these products could become less economically feasible and could reduce our gross margins or reduce the demand of such systems manufactured and sold, which in turn may decrease demand for our products. Additionally, existing or future tariffs may negatively affect key customers, suppliers, and manufacturing partners. Such outcomes could adversely affect the amount or timing of our revenues, results of operations or cash flows, and continuing uncertainty could cause sales volatility, price fluctuations or supply shortages, or cause our customers to advance or delay their purchase of our products. It is difficult to predict what further trade-related actions governments may take, which may include additional or increased tariffs and trade restrictions, and we may be unable to quickly and effectively react to such actions.